GEORGE E. COLE® LEGAL FORMS
No. 1201-REC
December 2004

INDUSTRIAL BUILDING LEASE

CAUTION: Consult a lawyer before using or acting under this form. *Neither the publisher nor the seller of this form makes any warranty with respect thereto, including any warranty of merchantability or fitness for a particular purpose.*

Above Space for Recorder's use only

TERM OF LEASE BEGINNING	TERM OF LEASE ENDING	
December 5, 2005	December 31, 2006	
MONTHLY RENT	DATE OF LEASE	LOCATION OF PREMISES
$1,400.00	December 1, 2005	919 National Avenue, Addison, IL 60101
PURPOSE		
Trade Show Convention Service		

LESSEE

NAME • Convention All Services Inc.
ADDRESS • 205 Fairbanks St.
Addison, IL 60101
CITY •

LESSOR

NAME • Roselli Group LLC
ADDRESS • 401 Kay Avenue
Addison, IL 60101
CITY •

In consideration of the mutual covenants and agreements herein stated, Lessor hereby leases to Lessee and Lessee hereby leases from the Lessor solely for the above purposes designated above (the "Premises"), together with the appurtenances thereto, for the above Term.

LEASE COVENANTS AND AGREEMENTS

1. RENT. Lessee shall pay Lessor or Lessor's agent as rent for the Premises the sum stated above, monthly in advance, until termination of this lease, at Lessor's address stated above or such other address as Lessor may designate in writing.

2. CONDITION AND UPKEEP OF PREMISES. Lessee has examined and knows the condition of the Premises and has received the same in good order and repair, and acknowledges that no representations as to the condition and repair thereof have been made by Lessor, or it's employees or agent, prior to or at the execution of this lease that are not herein expressed. The

parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements under Title III of the ADA ("Title III"), and that such requirements may be unclear and may or may not apply to the Premises. The parties acknowledge and agree that Lessee has been provided an opportunity to inspect the Premises sufficient to determine whether or not the Premises in their condition current as of the date hereof deviate in any manner from the ADA Accessibility Guidelines("ADAAG") or any other requirements under the ADA pertaining to the accessibility of the Premises. Lessee acknowledges and agrees that Lessee accepts the Premises in "as-is" condition and agrees that Lessor makes no representation or warranty as to whether the Premises conform to the requirements of the ADAAG or any other requirements under the ADA pertaining to the accessibility of the Premises. Lessee shall be responsible for all Title III compliance and costs in connection with the Premises, including structural work, if any, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease. Lessee will keep the Premises including all appurtenances, in good repair, replacing all broken glass with glass of the same size and quality as that broken, and will replace all damaged plumbing fixtures with other of equal quality, and will keep the Premises, including adjoining alleys, in a clean and healthful condition according to the applicable municipal ordinances and the direction of the proper public officers during the term of this Lease at Lessee's expense, and will without injury to the roof, remove all snow and ice from the same when necessary, and will remove the snow and ice from the sidewalk abutting the Premises; and upon the termination of this lease, in any way, will yield up the Premises to Lessor, in good condition and repair, loss by fire and ordinary wear excepted, and will deliver the keys therefor at the place of payment of said rent.

3. LESSEE NOT TO MISUSE; SUBLET; ASSIGNMENT. Lessee will not allow Premises to be used for any purpose that will increase the rate of insurance thereon, nor for any purpose other than that hereinbefore specified, and will not load floors with machinery or goods beyond the floor load rating prescribed by applicable municipal ordinances, and will not allow the Premises to be occupied in whole, or on part, by any other person, and will not sublet the same, or any part thereof, nor assign this lease without in each case the written consent of the Lessor first hand, and Lessee will not permit any transfer by operation of law of the interest in Premises acquired through this lease, and will not permit Premises to be used for any unlawful purpose, or for any purpose that will injure the reputation of the building or increase the fire hazard of the building, or disturb the tenants or the neighborhood, and will not permit the same to remain vacant or unoccupied for more than ten consecutive days; and will not allow any signscards or placards to be posted, or placed thereon, nor permit any alteration of or addition to any of the Premises, except by prior written consent of Lessor; all alterations and additions to the Premises shall remain for the benefit of Lessor unless otherwise provided in the consent aforesaid.

4. MECHANIC'S LIEN. Lessee will not permit any mechanic's lien or liens to be placed upon the Premises or any building or improvement thereon during the term hereof, and in case of the filling of such lien Lessee will promptly pay same. If default in payment thereof shall continue for thirty (30) days after written notice thereof from Lessor to the Lessee, the Lessor shall have the right and privilege at Lessor's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including attorney fees, expenses and interest, shall be so much additional indebtedness hereunder due from Lessee to Lessor and shall be repaid to Lessor immediately on rendition of bill therefor.

5. INDEMNITY FOR ACCIDENTS. Lessee covenants and agrees that it will protect and save and keep the Lessor, its managers, members, officers, directors, shareholders, employees and agent forever harmless and indemnified against and from all claims and liabilities including attorney fees and costs, any penalty or damages or charges imposed for any violation of any laws or ordinances, whether occasioned by neglect of Lessee or those holding under Lessee, and that Lessee will at all times protect, indemnify and save and keep harmless the Lessor, its managers, members, officers, directors, shareholders, employees and agent against and from any and all loss, cost, damage or expenses, arising out of or from any accident or other occurrence on or about the Premises, causing injury to any person or property whomsoever or whatsoever and will protect, indemnify and save and keep harmless the Lessor, its managers, members, officers, directors, shareholders, employees and agent against and from any and all claims and against and from any and all loss, cost, damage or expense arising out of any failure of Lessee in any respect to comply with and perform all the requirements and provision hereof.

6. NON-LIABILITY OF LESSOR. Except as provided by Illinois statute, Lessor, its managers, members, officers, directors, shareholders, employees and agent shall not be liable for any damage occasioned by failure to keep the Premises in repair, nor for any damage done or occasioned by or from plumbing, gas, water, sprinkler, steam or other pipes or sewerage or the bursting, leaking or running of any pipes, tank or plumbing fixtures, in, above, upon or about Premises or any building or improvement thereon nor for any damage occasioned by water, snow or ice being upon or coming through the roof, skylights, trap door or otherwise, nor for any damages arising from acts or neglect of any owners or occupants of adjacent or contiguous property.

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7. REAL ESTATE TAXES, WATER, GAS AND ELECTRIC CHARGES. Lessee will pay, in addition to the rent above specified, ~~all real estate taxes and assessments~~ (general and specific), water rates, gas, electric light and power, bills taxed, levied or charged on the Premises, for and during the time for which this lease is granted, and in case said water rates and bills for gas, electric light and power shall not be paid when due, Lessor shall have the right to pay the same, which amounts so paid, together with any sums paid by Lessor to keep the Premises in a clean and healthy condition as above specified, are declared to be so much additional rent and payable with the installment of rent next due thereafter. Lessee shall deliver to Lessor duplicate receipts (or photostatic copies thereof) showing evidence of payments of all of the foregoing expenses and charges for the Premises within thirty (30) days after the respective payments evidenced thereby.

8. **KEEP PREMISES IN REPAIR.** Lessor shall not be obliged to incur any expense for repairing any improvements upon the Premises or connected therewith, and the Lessee at its own expense will keep, repair and maintain, all exterior and interior improvements, including but not limited to the heating, ventilating and air conditioning equipment, ~~the roof, the landscaping~~ and ~~the parking areas~~, structural and non-structural repairs, in good repair as well as in good tenantable and wholesome condition, and will comply with all local or general regulations, laws and ordinances applicable thereto, as well as lawful requirements of all competent authorities in that behalf. Lessee will, as far as possible, keep said improvements from deterioration due to ordinary wear and from falling temporarily out of repair. If Lessee does not make repairs as required hereunder promptly and adequately, Lessor may but need not make such repairs and pay the costs thereof, and such costs shall be so much additional rent immediately due from and payable by Lessee to Lessor.

9. **ACCESS TO PREMISES.** Lessee will allow Lessor free access to the Premises for the purpose of examining or exhibiting the same, or to make any repairs, or alterations thereof which Lessor may see fit to make and will allow to have placed upon the Premises at all times notice of "For Sale" and "To Rent", and will not interfere with the same.

10. **ABANDONMENT AND RELETTING.** If Lessee shall abandon or vacate the Premises, or if Lessee's right to occupy the Premises be terminated by Lessor by reason of Lessee's breach of any of the covenants herein, the same may be re-let by Lessor for such rent and upon such terms as Lessor may deem fit, subject to Illinois statute; and if a sufficient sum shall not thus be realized monthly, after paying the expenses of such re-letting and collecting to satisfy the rent hereby reserved, Lessee agrees to satisfy and pay all deficiency monthly during the remaining period of this lease.

11. **HOLDING OVER.** Lessee will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Lessor, and failing to do so, will pay as liquidated damages, for the whole time such possession is withheld, the sum of One Hundred Dollars ($ 100.00) per day; but the provisions of this clause shall not be held as a waiver by Lessor of any right of re-entry as hereinafter set forth; nor shall the receipt of said rent or any part thereof, or any other act in apparent affirmance of tenancy, operate as a waiver of the right to forfeit this lease and the term hereby granted for the period still unexpired, for a breach of any of the covenants herein.

12. **EXTRA FIRE HAZARD.** There shall not be allowed, kept, or used on the Premises any inflammable or explosive liquids or materials save such as may be necessary for use in the business of the Lessee, and in such case, any such substances shall be delivered and stored in amount, and used, in accordance with the rules of the applicable Board of Underwriters and statutes and ordinances now or hereafter in force.

13. **DEFAULT BY LESSEE.** If default be made in the payment of the above rent, or any part thereof, or in any of the covenants herein contained to be kept by the Lessee, Lessor may at any time thereafter at his election declare said term ended and reenter the Premises or any part thereof, with or (to the extent permitted by law) without notice or process of law, and remove Lessee or any persons occupying the same, without prejudice to any remedies which might otherwise be used for arrears of rent, and Lessor shall have at all times the right to distrain for rent due, and shall have a valid and first lien upon all personal property which Lessee now owns, or may hereafter acquire or have an interest in, which is by law subject to such distraint, as security for payment of the rent herein reserved.

14. **NO RENT DEDUCTION OR SET OFF.** Lessee's covenant to pay rent is and shall be independent of each and every other covenant of this lease. Lessee agrees that any claim by Lessee against Lessor shall not be deducted from rent nor set off against any claim for rent in any action.

15. **RENT AFTER NOTICE OR SUIT.** It is further agreed, by the parties hereto, that after the service of notice or the commencement of a suit or after final judgement for possession of the Premises, Lessor may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, said suit, or said judgement.

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16. PAYMENTS OF COSTS. Lessee will pay and discharge all reasonable costs, attorney fees and expenses that shall be made and incurred by Lessor in enforcing the covenants and agreements of this lease.

17. RIGHTS CUMULATIVE. The rights and remedies of Lessor under this lease are cumulative. The exercise or use of any one or more thereof shall not bar Lessor from exercise or use of any other right or remedy provided herein or otherwise provided by law, nor shall exercise nor use of any right or remedy by Lessor waive any other right or remedy.

18. FIRE AND CASUALTY. In case the Premises shall be rendered untenantable during the term of this lease by fire or other casualty, Lessor at its option may terminate the lease or repair the Premises within 60 days thereafter. If Lessor elects to repair, this lease shall remain in effect provided such repairs are completed within said time. If Lessor shall not have repaired the Premises within said time, then at the end of such time the term hereby created shall terminate. If this lease is terminated by reason of fire or casualty as herein specified, rent shall be apportioned and paid to the day of such fire or casualty.

19. SUBORDINATION. This lease is subordinate to all mortgages which may now or hereafter affect the Premises.

20. PLURALS; SUCCESSORS. The words "Lessor" and "Lessee" wherever herein occurring and used shall be construed to mean "Lessors" and "Lessees" in case more than one person constitutes either party to this lease; and all the covenants and agreements contained shall be binding upon, and inure to, their respective successors, heirs, executors, administrators and assigns and may be exercised by its or their attorney or agent.

21. SEVERABILITY. Wherever possible each provision of this lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this lease.

22. WAIVER OF SUBROGATION. Lessor and Lessee agree to have all fire and extended coverage and other property damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of, or waiver of claim for, recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party. Without limiting any release or waiver of liability or recovery set forth elsewhere in this Lease, and notwithstanding anything in this Lease which may appear to be to the contrary, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or to increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost keeping such release or waiver in full force and effect).

23. LESSEE'S INSURANCE. Lessee shall procure and maintain policies of insurance, at its sole cost and expense, during the entire term hereof with terms and coverage and companies satisfactory to Lessor and with such increases in limits as Lessor may from time to time request. Prior to the commencement of the term, Lessee shall furnish to Lessor policies or certificates evidencing such coverage, which policies or certificates shall state that such insurance coverage may not be reduced, cancelled or not renewed without at least thirty (30) days' prior written notice to Lessor and Lessee. *see paragraph 32

24. LESSEE'S OBLIGATIONS WITH RESPECT TO ENVIRONMENTAL MATTERS.

(a) During the term of this Lease, (i) Lessee shall comply at its sole cost and expense with all Environmental Laws; (ii) Lessee shall not Manage, or authorize the Management of, any Hazardous Materials on the Premises, including installation of any underground storage tanks, without prior written disclosure to and prior written approval by Lessor; (iii) Lessee shall not take any action that would subject the Premises to the permit requirements under RCRA for storage, treatment or disposal of Hazardous Materials; (iv) Lessee shall not dispose of Hazardous Materials in dumpsters provided by Lessor for Lessee use or otherwise; (v) Lessee shall not discharge Hazardous Materials into drains or sewers serving the Premises; and (vi) Lessee shall not cause or allow the release of any Hazardous Materials on, to or from the Premises or surrounding land. Notwithstanding anything contained in this Lease to the contrary, Lessee shall reimburse, defend, indemnify and hold Lessor, and its managers, members, officers, directors, shareholders, employees, and agents, free and harmless from and against any and all claims, losses, liabilities, damages, costs, and expenses, including, without limitation, loss of rental income, loss due to business interruption, and reasonable attorneys' fees and costs, arising out of or in any way connected with violations of the foregoing provisions.

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(b) "Environmental Laws" shall mean and include all federal, state and local statutes, ordinances, regulations and rules in effect and as amended from time to time relating to environmental quality, health, safety, contamination and cleanup, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.; and the Environmental Protection Act of Illinois ("IEPA"), Ill. Rev. Stat. ch. 1111/2, para. 1001 et seq., and state and local superlien and environmental statutes and ordinances, with implementing regulations, rules and guidelines, as any of the foregoing may be amended from time to time. Environmental Laws shall also include all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (as hereinafter defined).

(c) "Hazardous Materials" shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos and asbestos-containing materials, PCBs, and other substances regulated under TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. § 1910.1200 et seq.;and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA, and any other hazardous substance, pollutant or contaminant regulated under any other Environmental Law.

(d) "Manage" or "Management" means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials. "Release" or "Released" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment, as "environment" is defined in CERCLA. "Response" or "Respond" shall mean action taken to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

25. SECURITY DEPOSIT. Lessee has deposited with Lessor the sum of Two thousand eight hundred Dollars ($ 2,800.00) as security for the full and faithful performance of every provision of this Lease to be performed by Lessee. If Lessee defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, Lessor may use, apply or retain all or any part of said security deposit for the payment of any Rent and any other sum in default or for the payment of any other amount which Lessor may spend or become obligated to spend by reason of Lessee's default or to compensate Lessor for any other loss or damage which Lessor may suffer by reason of Lessee's Default. If any portion of said security deposit is to be used or applied, Lessee shall deposit cash with Lessor within five (5) days after written demand therefor in an amount sufficient to restore the security deposit to its original amount, and Lessee's failure to do so shall be a material breach of this Lease. Lessor (or its beneficiary) shall not be required to keep said security deposit separate from its general funds, and Lessee shall not be entitled to interest on any security deposit. See paragraph 41

26. MODIFICATION IN WRITING. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Lessor unless in writing signed by Lessor.

27. HEADINGS. The headings of Articles and Sections are for convenience only and do not limit, expand or construe the contents of the Sections.

28. TIME OF ESSENCE. Time is of the essence of this Lease and of all provisions hereof.

29. SHORT FORM OF LEASE. Lessee shall promptly execute a short form of lease for recording and shall deliver the same to Lessor within ten (10) days following Lessor's request for the same.

30. ENTIRE AGREEMENT. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Lessor and Lessee.

If this instrument is executed by a corporation, such execution has been authorized by a duly adopted resolution of the Board of Directors of such corporation.

This lease consists of 9 pages numbered 1 to 9, including a rider consisting of 3 * pages, identified by Lessor and Lessee. * rider pages numbered 7,8,9

IN WITNESS WHEREOF, the parties hereto have executed this instrument this day and year first above written.

[signature]	[signature] (SEAL)
Tom Cassell - President Convention All Services, Inc.	Roselli Group LLC - Agent (SEAL)
Please print or type name(s) below signature(s).	(SEAL)
	(SEAL)

ASSIGNMENT BY LESSOR

On this ______________, 20____, for value received, Lessor hereby transfers, assigns and sets over to ______________, all right, title and interest in and to the above Lease and the rent thereby reserved, except rent due and payable prior to ______________, 20____.

(SEAL)

(SEAL)

GUARANTEE

On this ______________, 20____, in consideration of Ten Dollars ($10.00) and other goods and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Guarantor hereby fully guarantees the payment of rent and all sums payable by Lessee under the Lease and performance by Lessee, Lessee's heirs, executors, administrators, successors or assigns of all covenants and agreements of the above Lease including attorney fees and costs of collection.

(SEAL)

(SEAL)

Legal Description:

Permanent Real Estate Index Number(s) part of larger 03-29-302-035

Address(es) of Real Estate ~~919 National Avenue, Addison, IL 60101~~

RIDER PAGES 7,8,AND 9 ATTACHED TO AND MADE A PART OF INDUSTRIAL BUILDING LEASE DATED THIS FIRST DAY OF DECEMBER 2005, FOR THE PREMISES KNOWN AS 919 NATIONAL AVENUE, ADDISON, ILLINOIS 60101

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REAL ESTATE TAX STOP — 31. In addition to said rental, Lessee agrees to pay % of any increase in the real estate tax bill over the amount levied for the 2005 tax year. Said increase shall be prorated to the term of this lease or extensions thereof, and sums due if any shall be paid Lessor within 15 days after receipt of tax bills evidencing such increase.

INSURANCE — 32. Lessee agrees to obtain at their own cost and expense, and keep in effect during the term period of this lease, a comprehensive general liability insurance policy with insurance limits of not less than $1,000,000.00 for bodily injury and property damage, also naming the Lessor as "additional insured" on said policy and a thirty-day (30) prior notice of cancellation. A certificate of insurance shall be delivered to Lessor within ten (10) days of the execution of this lease, and renewal certificates of insurance shall be delivered to Lessor not less than fifteen (15) days prior to renewal date of such insurance policies during the term of this lease.

MUNICIPAL MISUSE — 33. Lessee agrees not to store any material, engage in any activity or discharge any matter in the air, sewers or on the property contrary to the laws and ordinances of the Corporate Municipality or Fire Protection District or other governmental bodies having authority or jurisdiction and shall hold Lessor harmless for any cost involved due to Lessees illegal activity or discharge.

WASTE DISPOSAL — 34. Lessee agrees to store all waste, scrap, garbage, etc. in enclosed metal containers and agrees not to permit non-operating motor vehicles to be stored on premises. Waste containers are to be stored within the leased portion of the building or along the exterior rear wall of building in an orderly and sightly manner. Lessee shall be allowed a dumpster not to exceed 4' x 6'. A larger dumpster shall Require authorization from Lessor.

STORAGE OF SOLVENTS — 35. Lessee agrees to store all oily rags at all locations in metal containers with self closing lids. Any solvents or flammable liquids stored for manufacturing purposes, must be placed in an accepted steel container U/L Safety listed. Temporary electric extension cords are not to be used in any case for permanent operation.

CHANGES — 36. Lessee shall not add any additional office, roof openings, ventilation systems, door locks or bolts, structural changes or signs, without written consent of Lessor.

37. Lessee must have Lessors permission with regard to any changes in the office floor, ceiling and wall coverings.

MAINTENANCE — 38. In general, periodic maintenance requirements are as follows:

Lessors Responsibility

All outside Maintenance, including snow removal, landscaping tuck pointing, roof repair, parkway, and driveway repair and replacement. Landlord, however, is not responsible for glass breakage; nor for damage to any part of the outside of tenant's caused by a vehicle.

Tenant must carry insurance for such occurrence or collect from insurance company of the party Responsible for damage, whether trucking company, etc...

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Lessee Responsibility (included but not limited to)

Hot water tank should be partially drained from the bottom every two months to remove deposits that accumulate at the base of the tank.

Electrical equipment should be examined periodically. Change blackened fluorescent bulbs before ballast damage occurs. Clean and oil fans periodically.

Lubricate overhead door tracks and electric motors for power operators.

Plumbing fixture leaks should be corrected immediately and fixtures examined routinely to insure proper flushing operation.

Furnace and air conditioning units serviced periodically and filters shall be changed approximately every two (2) months minimum.

Unit heaters must be cleaned periodically and serviced at least annually.

When in doubt about a physical problem with your unit, call ROSELLI GROUP LLC 630/543-9870

Proper preventive maintenance is in the best interest of every tenant to avoid down time and inconvenience and to avoid charge backs for improper unit maintenance.

39. Lessee agrees at Lessees expense to seal shop floor with clear sealer if Lessees operations in any way could cause floor to become stained or discolored.

40. On termination of this lease, or any extensions thereof, Lessee agrees to clean unit, repair any holes in walls, and return it to Lessor in rentable condition, and in good state of repair.

41. THE FOLLOWING IS A LIST OF REQUIREMENTS FOR FULL SECURITY DEPOSIT REIMBURSEMENT:

a. All walls must be clean and free of holes.
b. Overhead door must be free of any broken panels or cracked lumber.
c. Furnace, heaters, and air conditioning units must be cleaned and in working order. Filters must be changed and all thermostats must be in working order.
d. Floor must be clean and free of excessive wear or broken tiles. If carpeted, carpet must be clean and free of stains.
e. Drop grid ceiling must be free of excessive dust from lack of changing filters. No ceiling tiles should be missing or damaged.
f. All trash must be removed from both inside and outside of building.
g. All light bulbs must be working.
h. All signs in front of building, on glass entry and rear service door must be removed.
i. Hot water heater must be clean and in working order.
J. All toilets and sinks must be clean and in working order.
k. Warehouse area floor and walls must be clean and free of grease and stains.
l. Windows must be clean and in working order.
m. All interior doors and service doors must be clean, free of any stains and open and close freely.
n. All emergency lights must be in working order.
o. All keys must be returned.

42. It is understood by all parties Lessees operation shall not include any fabricating, stamping,

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pounding, plating or chemical/heat treating.

43. Lessee understands there shall be no outside storage of any kind. There shall also be no overnight parking of vehicles without written consent from Lessor.

44. Water and sewer charges shall be prorated per square foot of occupancy in relation to the total area of the building. Sums due for water and sewer charge shall be paid by Lessee within 10 days after receipt of prorated charges and copy of bill. Water used for industrial purposes shall be metered separately at the expense of lessee and billed separately.

45. Lessee shall be allowed to occupy premises from December 5, 2005 through January 4, 2006 without payment of rent, however, Lessee shall be responsible for all other terms and conditions of the lease agreement during this period, including payment of utilities. Rent for January, 2006 shall be prorated from January 5, 2006 through January 31, 2006. Rent due for January, 2006 shall be **$1,242.00**. Effective February 1, 2006 rent payments shall be $1,400.00 and paid as per paragraph one (1) of this lease agreement.

46. If Lessee faithfully meets all terms and conditions of this lease agreement, Lessee shall be allowed to exercise the following option.

January 1, 2007 through December 31, 2007 at a monthly rate of $1,400.00 per month.

All other terms and conditions shall remain the same. Lessee must exercise this option, in writing sixty (60) days in advance.

47. To facilitate the timeliness of Lessee occupancy, should Lessee install carpet in the office area, Lessee shall be allowed a One Thousand Dollar ($1,000.00) rent credit for carpet installation.

LESSEE	LESSOR
Thomas S Cassell	[signature]
Tom Cassell - President Convention All Services, Inc.	Roselli Group LLC - Agent

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